EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-35441 on Form N-1A of our report dated September 13, 2000 appearing in the Annual Report of Merrill Lynch New Jersey Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust for the year ended July 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Princeton, New Jersey
November 3, 2000